BY-LAWS

                                      OF

                 PREFERRED LIFE INSURANCE COMPANY OF NEW YORK

                          _________________________

                                  ARTICLE I

                            SHAREHOLDERS' MEETING

SECTION 1.     Annual Meeting.  The annual meeting of shareholders for
the  election  of  the directors and for transaction of such other business as may properly come before such meeting shall be held on the first Tuesday in April in each year or if such day is a holiday, on the next succeeding business day. The Board of Directors may select another date for the annual meeting in its discretion.

SECTION 2. Special Meetings. Except as otherwise provided by statute, special meetings of the shareholders may be called for any purpose or purposes at any time by the Chief Executive Officer (CEO) or the Board of Directors, and shall be called by the CEO, President or Secretary upon written request of shareholders owning ten percent (10%) or more of the stock of the Company issued and outstanding and entitled to vote at such meetings. At a special meeting, no business will be transacted and no corporate action shall be taken other than that stated in the notice of the meeting except with the unanimous consent, either in person or by proxy, of all the shareholders entitled to vote with respect to such business.

SECTION 3. Time and Place of Meetings. All meetings of the shareholders shall be held at the principal office of the Company, or at such other place or places within or without the State of New York and at such time as shall from time to time be designated in the notice of the meeting.

SECTION 4. Notice of Meetings. Written notice of all meetings of shareholders, annual or special, shall be given to each shareholder entitled to vote thereat, by mail or personal delivery, at least ten days and not more than fifty days before such meeting, stating the date, time and place of such meeting and, unless it is the annual meeting, indicating that it is being issued by or at the direction of the person or persons calling the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. If mailed, such notice shall be directed to such shareholder at his address as it appears on the books of the Company or to
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such other address as may be requested by such shareholder in writing.

SECTION 5. Waiver of Notice. Notice of meetings of shareholders need not be given to any shareholder who submits a written waiver of notice, whether before or after the meeting. The attendance of any shareholder at a meeting in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such shareholder.

SECTION 6. Quorum. At every meeting of the shareholders, the holders of a majority of the outstanding stock entitled to vote at any meeting represented in person or by proxy, shall constitute a quorum for all purposes. In the absence of a quorum, the shareholders entitled to vote thereat, represented in person or by proxy, may adjourn the meeting to a day certain and the meeting may be held as adjourned without further notice if there is a quorum present at the commencement of such adjourned meeting. At any such adjourned meeting, only such business as might have been transacted at the meeting originally called may be transacted and such meeting may continue to conclusion notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

SECTION 7.  Voting.  At all meetings of shareholders each share of stock held by a shareholder entitled to vote on any matter, represented in person or by proxy, shall be entitled to one vote, provided, however, that no shareholder shall vote his stock within one year after the date of acquisition thereof or until ten days after written notice of acquisition thereof has been filed with the Superintendent of Insurance of the State of New York, whichever shall first occur. Proxies shall be in writing and shall be signed by the shareholder; provided, however, that if the shareholder is a corporation its proxy shall either have its corporate seal affixed or shall be accompanied by evidence satisfactory to the company that the proxy has been signed on behalf of such corporate shareholder by a duly authorized officer thereof.
Inspectors shall be appointed by the presiding person at any shareholder's meeting at which inspectors are required. At all meetings of shareholders, a quorum being present, all matters except as otherwise provided by law or the Company Charter or these By-Laws, shall be authorized by a majority of the votes cast by the shareholders present in person or by proxy and entitled to vote thereon. No proxy shall be valid after the expiration of eleven months from the date of its execution.

SECTION 8. Written Consent. Any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting by the written consent thereto of the shareholders, setting forth such action and signed by the holders of all the outstanding shares entitled to vote thereon.

                                  ARTICLE II

                              BOARD OF DIRECTORS
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SECTION 1.  Number, Authority and Qualifications.  The business and property of the Company shall be conducted and managed by a Board of Directors consisting of not less than thirteen nor more than twenty-three directors. The number of directors shall be determined by vote of the shareholders at the annual meeting of shareholders or at a special meeting, or by resolution of the Board of Directors and, until amended, the number of directors shall be thirteen. The number of directors may be increased or decreased, within the limits prescribed in this section, by vote of the shareholders at the annual meeting of shareholders or at a special meeting, or by resolution of the Board of Directors, but no decrease in the number of directors so made shall shorten the term of any incumbent director.

At all times a majority of the directors shall be citizens and residents of the United States and not less than three directors shall be residents of the State of New York.

At least one-third (1/3) of the members of the Board shall be persons who are not officers or employees of the Company or of any entity controlling, controlled by or under common control with the Company and who are not beneficial owners of a controlling interest in the voting stock of any such company or any such entity ("Independent Directors"). Directors must be at least 18 years of age but need not be shareholders.

SECTION 2. Election and Removal. The Board of Directors shall be elected at the annual meeting of shareholders by a plurality of the votes cast thereat to serve until the next annual meeting and until their successors shall be elected. Any or all of the directors may be removed, with or without cause, by vote of a majority of the shares issued and outstanding and entitled to vote thereon. A special meeting of shareholders for the purpose of removing any other director shall be called upon a vote of at least one-third (1/3) of the members of the Board of Directors. Immediately following any vote by which a director is removed, the office of the removed director to be deemed to be vacant. No director shall be elected pursuant to this section unless a copy of the notice of election shall have been filed in the office of the Superintendent of Insurance of the State of New York at least ten days before the day of such election.

SECTION 3. Vacancies. Whenever any vacancy shall occur in the office of a director, such vacancy may be filled for the unexpired term by majority vote of the remaining directors. Where the number of directors is increased, additional directors may be elected by the shareholders entitled to vote thereon at the annual meeting, or by the Board of Directors. No director elected pursuant to this section shall take office or exercise the duties thereof until ten days after written notice of his election shall have been filed in the office of the Superintendent of Insurance of the State of New York.

SECTION 4.  Regular Meetings.  Regular meetings of the Board of Directors
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shall be held immediately following the annual meeting of the shareholders and on such other dates as the Board may designate.

SECTION 5. Special Meetings. Special meetings of the Board of Directors may be called by the Secretary or an Assistant Secretary on the request of the CEO or the President or any Vice President or upon the request of any two directors.

SECTION 6. Notice of Meetings. Written notice of the date, time and place of special meetings shall be given by mail to each member at least five days before such meeting. Such notice may also be given by telegram or personal delivery at least two days before such meeting. No notice need by given of regular meetings. A notice need not specify the purpose or purposes of any meeting.

SECTION 7. Waiver of Notice. Any director or member of the Executive Committee, Finance Committee or any other Committee, may at any time waive any notice required to be given under these By-Laws if such waiver is given in writing or by telegram either before, at or after the meeting to which it relates. Presence at a meeting shall also constitute a waiver of notice thereof unless the person attending such meeting objects to the failure to give such notice, prior to the end of such meeting.

SECTION 8. Place of Meetings. Meetings of the Board of Directors shall be held at the principal office of the Company or at such other place within or without the State of New York as may be designated in the notice thereof.

SECTION 9. Business Transacted at Meetings. Any business may be transacted and any corporate action taken at any regular or special meeting of the Board of Directors whether stated in the notice of such meeting or not, except as otherwise expressly required by law.

SECTION 10. Quorum. A quorum shall consist of a majority of the directors then in office. At least one (1) Independent Director must be included in any quorum for the transaction of business at any meeting of the Board of Directors.

SECTION 11.  Action by the Board.  Subject to the provisions of Article
XII, Sections 6 and 7 hereof, any reference to corporate action to be taken by the Board of Directors shall mean such action at a meeting of the Board. Except as otherwise provided by law or by the Charter of the Company, the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board.

SECTION 12. Compensation. The compensation of directors shall be regulated and determined, from time to time, by resolution of the Board of Directors; provided that nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity and
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receiving  compensation  or commissions therefor, and provided further that no full time officer of the Company shall receive any compensation in addition to his regular salary for serving as a director of the Company.

                                 ARTICLE III

                             EXECUTIVE COMMITTEE

SECTION 1.  Membership.  The Board of Directors may appoint from among its members an Executive Committee consisting of five or more directors. Members of the Executive Committee shall be appointed by a majority of the full Board of Directors at the annual meeting of the Board of Directors or at a special meeting, to serve until the next succeeding annual meeting of the Board of Directors and until their successors have been appointed. At least one-third (1/3) of the members of the Executive Committee shall be Independent Directors. The Executive Committee shall elect from among its members a Chairman. The members of the Executive Committee shall serve at the pleasure of the Board.

SECTION 2. Powers of the Executive Committee. The Executive Committee during the intervals between meetings of the Board of Directors shall have and may exercise, except as otherwise provided by statute, all the powers of the Board with respect to the conduct and management of the business and property of the Company and shall have the power to authorize the seal of the Company to be affixed to all papers which may require it.

SECTION 3. Meetings. Meetings of the Executive Committee may be called by order of the Chairman of the Committee or of any two members of the Committee. The Committee shall prepare regular minutes of the transactions at its meetings and for that purpose may appoint a secretary to record the proceedings thereat. The Committee shall cause such minutes to be maintained in books kept for that purpose. All actions of the Committee shall be reported to the Board of Directors at its next meeting succeeding the date of such action.

SECTION 4. Place of Meetings. Meetings of the Executive Committee shall be held at the principal office of the Company, or at such other place, within or without the State of New York, as may be designated in the notice thereof.

SECTION 5. Notice of Meetings. Notice of all meetings shall be given by mailing to each member at least three days before such meeting, a written or printed notice of the time and place thereof. Such notice may also be given by telegram or personal delivery at least one day before such meeting.

SECTION 6. Quorum. A quorum shall consist of a majority of the total number of members of the Committee then in office, but not less than three (3) members. At least one (1) Independent Director must be included in any quorum for the transaction of business at any meeting of the Executive Committee.
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                                  ARTICLE IV

                              FINANCE COMMITTEE

SECTION 1. Membership. The Board of Directors may appoint from among its members a Finance Committee consisting of five or more directors. Members of the Finance Committee shall be appointed by a majority of the full Board of Directors at the annual meeting of the Board of Directors, or at a special meeting, to serve until the next succeeding annual meeting of the Board of Directors and until their successors have been appointed. At least one-third (1/3) of the Members of the Finance Committee shall be Independent Directors. The Finance Committee shall elect from among its members a Chairman. The members of the Finance Committee shall serve at the pleasure of the Board.

SECTION 2. Powers of the Finance Committee. The Finance Committee shall possess and may exercise all the powers of the Board of Directors with respect to the investments of the funds of the Company.

SECTION 3. Meetings. Meetings of the Finance Committee may be called by order of the Chairman of the Committee or by any two members of the Committee. The Committee shall prepare regular minutes of the transactions at its meetings and for that purpose may appoint a secretary to record the proceedings thereat. The Committee shall cause such minutes to be maintained in books kept for that purpose. All actions of the Committee shall be reported to the Board of Directors at its next meeting succeeding the date of such action.

SECTION 4. Place of Meetings. Meetings of the Finance Committee shall be held at the principal office of the Company or at such other place within or without the State of New York as may be designated in the notice thereof.

SECTION 5. Notice of Meetings. Notice of all meetings shall be given by mailing to each member at least three days before such meeting, a written or printed notice of the time and place thereof. Such notice may also be given by telegram or personal delivery at least one day before such meeting.

SECTION 6.  Quorum.  A quorum shall consist of a majority of the total number of members of the Committee then in office, but not less than three (3)
members.   At least on (1) Independent Director must be included in any quorum for the transaction of business at any meeting of the Finance Committee.

                                  ARTICLE V

                        AUDIT AND EVALUATION COMMITTEE

SECTION 1. Membership. The Board of Directors may appoint from among its members an Audit and Evaluation Committee consisting of five (5) or more directors who shall be appointed by a majority of the full Board of Directors
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at  the  annual meeting of the Board of Directors, or at a special meeting, to serve until the next annual meeting of the Board of Directors and until their successors have been appointed. All of the members of the Audit and Evaluation Committee shall be Independent Directors. The Audit and Evaluation Committee shall elect from among its members a Chairman. The members of the Committee shall serve at the pleasure of the Board.

SECTION 1. Membership. The Board of Directors may appoint from among its members of Audit and Evaluation Committee consisting of five (5) or more directors who shall be appointed by a majority of the full Board of Directors at the annual meeting of the Board of Directors, or at a special meeting, to serve until the next annual meeting of the Board of Directors and until their successors have been appointed. All of the members of the Audit and Evaluation Committee shall be Independent Directors. The Audit and Evaluation Committee shall elect from among its members a Chairman. The members of the Committee shall serve at the pleasure of the Board.

SECTION 2. Powers of the Audit and Evaluation Committee. The Audit and Evaluation Committee shall possess and may exercise all of the powers of the Board of Directors with respect to the following functions:

          (a) recommending the selection of independent certified public accountants;

          (b) reviewing the company's financial condition, the scope and results of the independent audit and any internal audit;

          (c) nominating candidates for director for election by shareholders or policyholders;

          (d) evaluating the performance of officers deemed to be principal officers of the Company; and

          (e) recommending to the Board of Directors the selection and compensation of such principal officers.

SECTION 3. Meetings. Meetings of the Audit and Evaluation Committee may be called by order of the Chairman of the Committee or of any two members of the Committee. The Committee shall prepare regular minutes of the transactions at its meetings and for that purpose may appoint a secretary to record the proceedings thereat. The Committee shall cause such minutes to be maintained in books kept for that purpose. All actions of the Committee shall be reported to the Board of Directors at its next meeting succeeding the date of such action.

SECTION 4.  Place of Meetings.  Meetings of the Audit and Evaluation
Committee shall be held at the principal office of the Company, or at such other place, within or without the State of New York, as may be designated in the notice thereof.

SECTION 5. Notice of Meetings. Notice of all meetings shall be given by mailing to each member at least three (3) days before such meeting, a written or printed notice of the time and place thereof. Such notice may also be given by telegram or personal delivery at least one (1) day before such meeting.

SECTION 6. Quorum. A quorum shall consist of a majority of the total number of members of the Committee then in office, but not less than three (3) members.

                                  ARTICLE VI

                             COMMITTEES - GENERAL

SECTION 1.  Board Committees.  the Board of Directors may from time to time by resolution passed by a majority of the whole Board, designate one or more committees, in addition to the Executive, Finance and Audit and Evaluation Committees, each committee to consist of five or more of the directors of the Company, for such purposes as the Board may from time to time determine. Any such committee to the extent provided by resolution of the Board shall have all the authority of the Board and shall have such functions and duties as the Board shall prescribe.

SECTION 2. Quorum. A quorum for any such other Committee shall consist of a majority of the total number of members of the Committee then in office, but not less than three and at least one member constituting such quorum shall be an Independent Director.

A majority of all the members of any such other committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power to change the members of any committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time, except that at least one-third (1/3) of the members of any committee shall be Independent Directors and at least one Independent Director must be included in any quorum for the transaction of business at any meeting of any committee.

SECTION 3. Alternates and Substitutes. The Board of Directors may by resolution passed by a majority of the whole Board designate one or more directors as alternate members of any Committee who may replace any absent member or members at any meeting of such committee.

SECTION 4.  Compensation.   Except as otherwise provided in these
By-Laws, each member of the Executive Committee, Finance Committee, Audit and Evaluation Committee and any other Committee designated by the Board, shall be entitled to receive from the Company for each meeting of any such Committee which he shall attend such fee, if any, as shall be fixed by the Board of Directors, together with reimbursement, to the extent authorized by resolution of the Board, for the reasonable expenses incurred by him in connection with the performance of his duties.

                                 ARTICLE VII

                                   OFFICERS

SECTION 1. Duties in General. All officers of the Company, in addition to the duties prescribed by these By-Laws, shall perform such duties in the conduct and management of the business and property of the Company as may be determined by the Board of Directors. In the case of more than one person holding an office of the same title, any of them may perform the duties of the office except insofar as the Board of Directors, or the President may otherwise direct. Any two or more offices may be held by the same person except the offices of President and Secretary.

SECTION 2. Number and Designation. The officers of the Company shall be a President, a Secretary, a Treasurer, and such other officers including a Chairman of the Board, one or more Vice-Presidents, Assistant Treasurers, or Assistant Secretaries as the Board of Directors may from time to time deem advisable.

SECTION 3. Election and Term of Office. All officers shall be elected annually by the Board of Directors at the annual meeting of the Board, or at a special meeting, and shall hold office at the pleasure of the Board. The Board of Directors shall also have the power at any time and from time to time to elect or appoint any additional officers not then elected, and any such officer so elected or appointed shall serve at the pleasure of the Board. A vacancy in any office resulting from death, resignation, removal, disqualification or from any other cause, shall be filled by the Board of Directors.

SECTION 4. CEO and Chairman of the Board. The CEO shall be the Chairman of the Board and shall have authority to execute all contracts and instruments in the name of and on behalf of the Company and shall preside, when present, at meetings of shareholders and of the Board of Directors.

The CEO shall have general and active supervision and direction over the business affairs of the Corporation, subject to the control of the Board of Directors whose policies he shall execute.

He shall see that all orders and resolutions of the Board of Directors are carried into effect. Except when inconsistent with the Corporation's Charter, these By-Laws, or with the orders and resolutions of the Board of Directors, he shall have the power to employ, fix the duties, and discharge such employees as he may deem necessary and proper. The CEO shall make such reports to the Board of Directors as it may require. The CEO shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors.

SECTION 5.  President.  In absence of the Chairman of the Board and CEO, the President shall preside at all meetings of the shareholders and of the Board of Directors. The President shall have such powers and perform such duties as may be assigned to him from time to time by the Board of Directors and the CEO.

SECTION 6. Vice-Presidents. The Vice-Presidents shall have such powers and perform such duties as may be assigned to them from time to time by the Board of Directors, the CEO or the President. The Board of Directors, or the CEO may from time to time determine the order of priority as between two or more Vice-Presidents.

SECTION 7. Secretary. The Secretary shall have custody of the minutes of the meetings of the stockholders and of the Board of Directors, and the minutes of the meetings of all committees appointed by the Board; shall issue notices of meeting; shall have custody of the Company's seal and corporate books and records; shall have charge of the issuance, transfer and cancellation of stock certificates; shall have authority to attest and affix the corporate seal to any instruments executed on behalf of the Company; and shall perform such other duties as are incident to his office and as may be required by the Board of Directors or the CEO. Any Assistant Secretary may perform the duties of the Secretary in his absence and such of the duties of the Secretary as may be delegated or assigned to him by the Secretary or by the CEO or by the Board of Directors.

SECTION 8. Treasurer. The Treasurer shall be charged with the supervision of the keeping of the funds and books of account of the Corporation and with their safekeeping shall carry out such duties as are incident to his office and shall further perform such other duties as may be required by the Board of Directors or the CEO. Any Assistant Treasurer may perform the duties of the Treasurer in his absence, and such of the duties of the Treasurer as may be delegated or assigned to him by that officer or by the Board of Directors or the CEO.

SECTION 9. Other Officers. Other officers who may from time to time be elected by the Board of Directors shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the CEO or President.

SECTION 10. Removal. Any officer may be removed either with or without cause at any time by a vote of a majority of the entire Board of Directors.

SECTION 11.  Compensation.  Subject to the provisions of Article II,
Section 12, the compensation of the officers shall be fixed by the Board of Directors.

                                 ARTICLE VIII

                              SHARE CERTIFICATES

SECTION 1. Form of Certificates. The shares of the Corporation shall be represented by Certificates, in such form as the Board of Directors may from time to time prescribe, signed by the CEO, President or a Vice-President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Corporation. Such seal may be a facsimile, engraved or printed. Where any such certificate is signed by a transfer agent or transfer clerk and by a registrar, the signatures of any such CEO, President, Vice-President, Secretary, Assistant Secretary, Treasurer, or Assistant Treasurer upon such certificates may be facsimiles, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer had not ceased to be such at the date of its issue.

Every certificate representing shares issued by the Corporation shall plainly state upon the face thereof the number, kind and class of shares which it represents.

SECTION 2. Transfers. Transfers of shares shall be made only upon the books of the Corporation by the registered holders in person or by power of attorney duly executed and acknowledged and filed with the Secretary of the Corporation, or with a duly appointed Transfer Agent acting for and on behalf of the Secretary, and upon the surrender of the certificate or certificates for such shares duly endorsed or accompanied by a duly executed stock power.

SECTION 3. Lost or Destroyed Certificates. If any certificate of shares shall be lost or destroyed, the holder thereof shall forthwith notify the Corporation of the facts and the Board of Directors or the Executive Committee may then authorize a new certificate to be used to him. The Board of Directors or the Executive Committee may in its discretion require, as a condition precedent, deposit of a bond in such amount and in such form and with surety or sureties as the Board or the said Committee may direct.

SECTION 4. Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights or for the purpose of any other a action affecting the interests of shareholders, the

Board of Directors may fix, in advance, a record date. Such date shall not be more than fifty nor less than ten days before the date of any such meeting, nor more than fifty days prior to any other action. In each such case, except as otherwise provided by law, only such persons as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to express such consent or dissent, or to receive payment of such dividend, or such allotment of rights, or otherwise to be recognized as shareholders for the related purpose, notwithstanding any registration of transfer of shares on the books of the Company after any such record date so fixed.

SECTION 5. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for shares to bear the signature or signatures of any of them.

                                  ARTICLE IX

                                  DIVIDENDS

Dividends may be declared from the legally available surplus of the Company at such times and in such amounts as the Board of Directors may determine.

                                  ARTICLE X

                  INDEMNIFICATION OF OFFICERS AND DIRECTORS

SECTION 1.  To the extent permitted by law:

     (a) The Corporation shall indemnify any person made a party to an action or proceeding by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he, his testator or intestate, is or was a director or officer or employee of the Corporation, against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action or proceeding, or in connection with an appeal therein, except in relation to matters as to which such person is adjudged to have breached his duty to the Corporation; and

     (b) The Corporation shall indemnify any person made, or threatened to be made a party to an action or proceeding other than one by or in the right of the Corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind domestic or foreign, which any director or officer or employee of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a director or officer or employee of the Corporation, or served such other corporation in any capacity, against judgments, fines, amounts paid in settlement and
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reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such person acted in good faith, for a purpose which he reasonably believed to be in the best interests of the Corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his conduct was unlawful.

                                  ARTICLE XI

                            CONFLICT OF INTERESTS

No director or officer of the corporation shall receive, in addition to his fixed salary or compensation, any money or valuable thing, either directly or indirectly, or through any substantial interest in any other corporation or business unit, for negotiating, procuring, recommending or aiding in any purchase or sale of property, or loan, made by the corporation or any affiliate or subsidiary thereof; nor shall he be pecuniarily interested, either as principal, co-principal, agent or beneficiary, either directly or indirectly, or through any substantial interest in any other corporation or business unit, in any such purchase, sale or loan.

                                 ARTICLE XII

                           MISCELLANEOUS PROVISIONS

SECTION 1. Deposits of Funds. Bills, notes, checks, negotiable instruments or any other evidence of indebtedness payable to and received by the Company may be endorsed for deposit to the credit of the Company by such officers or agents of the Company as the Board of Directors may determine and, when authorized by the Board of Directors may be endorsed for deposit to the credit of agents of the Company in such manner as the Board of Directors may direct.

SECTION 2. Withdrawals of Funds. All disbursements of the funds of the Company shall be made by check, draft or other order signed by such officers or agents of the Company as the Board of Directors may from time to time authorize to sign the same.

SECTION 3. Voting stock of Other Corporations. The President or any other officer designated by the Board of Directors of the Company may execute in the name of the Company and affix the corporate seal to any proxy or power of attorney authorizing the proxy or proxies or attorney or attorneys named therein to vote the stock of any corporation held by this Company on any matter on which such stock may be voted. If any stock owned by this Company is held in any name other than the name of this Company, instructions as to the manner in which such stock is to be voted on behalf of this Company may be given to the holder of record by the President or any other officer designated by the Board of Directors.
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SECTION 4.  Notices.  Any notice under these By-Laws may be given by mail by depositing the same in a post office or postal letter box or postal mail chute in a sealed post-paid wrapper addressed to the person entitled thereto at his address as the same appears upon the books or records of the Company or at such other address as may be designated by such person in a written instrument filed with the Secretary of the Company prior to the sending of such notice, except that notices which may be given by telegram or personal delivery may be telegraphed or delivered, as the case may be, to such person at such address; and such notice shall be deemed to be given at the time such notice is mailed, telegraphed, or delivered personally. The term "telegram" as used in these By-Laws shall include the giving of notice by telex.

SECTION 5. Seal. The corporate seal shall have inscribed thereon the name of the Company, the year of its organization and the words "Corporate Seal New York". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

SECTION 6. Action Without a Meeting. Where time is of the essence but not in lieu of any regular or special scheduled meeting of the Board of Directors or any committee thereof, any action required or permitted to be taken by the Board of Directors or any committee thereof, may be taken without a meeting if all members of the Board, or of such committee, consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

SECTION 7. Participation in Meeting by Telephone. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board or of such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such meeting.

                                 ARTICLE XIII

                                  AMENDMENTS

SECTION 1. Power to Amend. These By-Laws may be adopted, amended or repealed by the shareholders, at an annual or special meeting. By-Laws may also be adopted, amended or repealed by the Board but any By-Law adopted by the Board may be amended or repealed by the shareholders as herein above provided.

SECTION 2. Notice to Shareholders. If any By-Law regulating an impending election or directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of

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shareholders  for  the election of directors the By-Law so adopted, amended or repealed, together with a concise statement of the changes made.


                                 CERTIFICATE

The undersigned hereby certifies that the foregoing is a true and complete copy of the By-Laws of PREFERRED LIFE INSURANCE COMPANY OF NEW YORK with all amendments to the date of this certificate.

Dated:     Minneapolis, Minnesota
September 14, 1984

                                /s/ Alan A Grove
                                _____________________
                                    Secretary






























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